Exhibit 10.131

AMENDMENT 19

TO THE

PRODUCT PURCHASE AGREEMENT

This AMENDMENT 19 (the “Amendment”) supplements that certain Product Purchase Agreement No.1526-031701 (the “Agreement”) which has an effective date of December 16, 2002 and which is by and between Hewlett-Packard Company (herein “HP”) and Brocade Communications Systems, Inc. and Brocade Communications Switzerland SARL (collectively referred to herein as “Supplier”).

RECITALS

WHEREAS, HP and Supplier have previously entered into the Agreement stated above and the purpose of this Amendment is to set forth commercial and other terms and conditions for OEM Product sold by Supplier and purchased by HP pursuant to the Agreement; and

WHEREAS, HP and Supplier desire to supplement the Agreement as herein provided.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HP and Supplier hereby agree as follows:

1.	The effective date (“Effective Date”) of this Amendment is the date of the last signature below. Capitalized terms used herein, unless otherwise defined, will have the meanings given in the Agreement. This Amendment is subject to the Agreement, and in the event of any conflict between a provision of the Agreement and a provision in this Amendment, then the provision of the Agreement will govern, unless this Amendment expressly states otherwise with specific reference to those provisions in this Amendment that will supersede conflicting provisions in the Agreement. This Amendment may be signed in original or emailed counterparts, and each counterpart will be considered an original, but all of which together will constitute one and the same instrument.

2.	This Amendment supersedes, on the Effective Date of this Amendment, the letter titled “[**] Amendment” dated February 22, 2005 and replaces it with the [**] for [**] payment as specified herein.

3.	[**]. HP and Supplier agree to modify Section 4.3 of the OEM Agreement entitled “Payment Procedure” by adding a new Section 4.7 entitled “[**]” to read as follows:

[**]. “[**]” shall mean a [**] of [**] of the total invoice value. As of the Effective date of this Amendment, HP shall have the option to apply the [**] to invoices issued by BROCADE where such invoices have been validated by HP and released for electronic payment by HP no later than [**] days from the date of the invoice.

HP shall decide, at its sole option, whether or not to pay in accordance with the terms of the [**] as outlined herein above or to pay in accordance with the payment terms set forth in the Agreement.

4.	This Amendment is coterminous with the Agreement and may be terminated without cuase by either BROCADE or HP upon sixty (60) day prior written notice.

5.	The Agreement continues in full force and effect, and except as may be expressly set forth in this Amendment, the Agreement is unchanged.

[**] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as indicated below.

BROCADE COMMUNICATIONS SYSTEMS INC.	HEWLETT-PACKARD COMPANY

/s/ Matt Taylor	/s/ Cliff Henson
Authorized Representative	Authorized Representative

July 1, 2010	August 4, 2010
Date	Date

Matt Taylor	Cliff Henson
Printed Name	Printed Name

Sr. Director, OEM Services	VP. SWD Supply Chain
Title	Title

BROCADE COMMUNICATIONS SWITZERLAND, SARL.

/s/ Ulrich Plechschmidt
Authorized Representative

6-July-2010
Date

Ulrich Plechschmidt
Printed Name

VP. EMEA
Title

June 30, 2010

[**] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.